                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

                                  State of
Name of Subsidiary              Incorporation      Doing Business As
------------------              -------------      -----------------
NAHC Financial, Inc.                  TN                   -----
NAHC Limited Partnership              TN                   -----
NAHC Management Company, Inc.         TN                   -----
NAHC Georgia Holdings, Inc.           TN           Memorial Hospital of Adel
NAHC of Georgia, Inc.                 GA                   -----
NAHC of Iowa, Inc.                    TN           Davenport Medical Center
NAHC of Mississippi, Inc.             TN           Crosby Memorial Hospital
NAHC of Missouri, Inc.                TN           Doctors Hospital
NAHC of Oregon, Inc.                  TN           Woodland Park Hospital
NAHC II of Oregon, Inc.               TN           Eastmoreland Hospital
NAHC III of Oregon, Inc.              OR                   -----
NAHC of Tennessee, Inc.               TN           Delta Medical Center
NAHC of Texas, Inc.                   TN           Memorial Hospital of Center
NAHC II of Texas, Inc.                TN           Dolly Vinsant Memorial Hospital
NAHC of Washington, Inc.              TN           Puget Sound Hospital
NAHC of Wyoming, Inc.                 TN           Lander Valley Medical Center